Exhibit 99.2

Gold Horse International, Inc. to Present at Rodman & Renshaw Annual China Investment Conference

HOHHOT, China, March 4 /PRNewswire-Asia/ -- Gold Horse International, Inc., (OTC Bulletin Board: GHII) (“Gold Horse” or “the Company”), a multifaceted business group that controls and operates a construction company, real estate development business and a hotel in Inner Mongolia, China, announced today that the Company will present at the Rodman & Renshaw Annual China Investment Conference in Beijing, China.

The details of Gold Horse International’s presentation is as follows:

Date:	March 9, 2010
Time:	4:30 p.m. Beijing Time
Presenter:	Adam Wasserman, Chief Financial Officer
Venue:	The Regent Hotel,

Beijing, China

The Rodman & Renshaw Annual China Investment Conference is a three-day event which features tracks devoted to Agriculture, Healthcare, Metals & Mining, Energy, Clean-tech, Asia, Community & Regional Banks, Growth, & Maritime. During the conference, the Company will be available for one-on-one meetings.

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant and banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot. For more information on the Company, visit http://www.goldhorseinternational.com. Information on the Company’s Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as cost overruns, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (http://www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Gold Horse International, Inc.

Mr. Adam Wasserman, CFO

Phone: +1-800-867-0078 x702

Email: adamw@cfooncall.com

SOURCE Gold Horse International, Inc.